Exhibit 21.1

Subsidiaries of Yum China Holdings, Inc.

Entity Name	Jurisdiction of Organization
Agilink Global (HK) Limited	Hong Kong
Atto Primo (Shanghai) Co., Ltd.	China
Bai Sheng Restaurants China Holdings Limited	Hong Kong
Bai Sheng Restaurants (Hong Kong) Limited	Hong Kong
Baisheng (Jinan) Catering Management Co., Ltd.	China
Baotou Little Sheep Shenhua Catering Company Limited	China
Beijing Fashion Family Network Technology Co, Ltd.	China
Beijing KFC Co., Ltd.	China
Beijing Pizza Hut Co., Ltd.	China
Changsha KFC Co., Ltd.	China
China Family Networks Limited	Hong Kong
China Homerun Limited	Cayman
China XiaoFeiYang Catering Chain Co., Ltd.	British Virgin Islands
Chongqing KFC Co., Ltd.	China
COFFii & JOY Hong Kong Limited	Hong Kong
Dalian KFC Co., Ltd.	China
Dongguan KFC Co., Ltd.	China
East Dawning (Shanghai) Management Co., Ltd.	China
Foshan Mengjie Catering Company Limited	China
Gansu Hongfu Little Sheep Catering Management Company Limited	China
Gansu Hongxi Little Sheep Catering Co., Ltd.	China
Gansu Hongxiang Little Sheep Catering Co., Ltd.	China
Gansu Little Sheep Catering Co., Ltd.	China
Guangzhou Little Sheep Trading Company Limited	China
Guangzhou Yingfeng Yijing Catering Co., Ltd.	China
Hangzhou KFC Co., Ltd.	China
Harvest Catering Limited	British Virgin Islands
Huansheng Advertising (Shanghai) Company Limited	China
Huansheng Consulting (Wuhan) Co., Ltd.	China
Huansheng E-Commerce (Shanghai) Co., Ltd.	China
Huansheng Information and Technology China Limited	Hong Kong
Huansheng Information Technology (Shanghai) Co., Ltd.	China
Inner Mongolia Little Sheep Catering Chain Company Limited	China
Inner Mongolia Little Sheep Seasoning Company Limited	China
Kentucky Fried Chicken Global B.V.	Netherlands
Kunming KFC Co., Ltd.	China
Lanzhou KFC Co., Ltd.	China
Little Sheep Group Limited	Cayman Islands
Little Sheep Hong Kong Holdings Company Limited	Hong Kong
Little Sheep Tsuen Wan Company Limited	Hong Kong
Nanchang KFC Co., Ltd.	China
Nanjing KFC Co., Ltd.	China
Nanning KFC Co., Ltd.	China
Qingdao KFC Co., Ltd.	China
Shanghai Changning Little Sheep Catering Company Limited	China
Shanghai KFC Co., Ltd.	China
Shanghai Le Yue Coffee Co., Ltd.	China
Shanghai Pizza Hut Co., Ltd.	China
Shantou KFC Co., Ltd.	China
Shishengda Information Technic (Shanghai) Co., Ltd.	China

Sunrise Investments Co., Ltd.	British Virgin Islands
Suzhou KFC Co., Ltd.	China
Taiyuan KFC Co., Ltd.	China
Tianjin KFC Co., Ltd.	China
Tianshui Little Sheep Catering Company Limited	China
Wandle Investments Limited	Hong Kong
Wuxi KFC Co., Ltd.	China
Xiamen KFC Co., Ltd.	China
Xi’an Ling Xian Logistics Ltd.	China
Xinjiang KFC Co., Ltd.	China
YRI Hong Kong I Limited	Hong Kong
YRI Hong Kong II Limited	Hong Kong
Yum! Food (Shanghai) Co., Ltd.	China
Yum! Asia Holdings Pte. Ltd.	Singapore
Yum China E-Commerce Limited	Hong Kong
Yum! China Finance S.à r.l.	Luxembourg
Yum! Franchise China IV S.à r.l.	Luxembourg
Yum! Franchise China Trust	China
Yum! Franchise China Trust I S.à r.l.	Luxembourg
Yum! Franchise China Trust II	China
Yum! Franchise China Trust III	China
Yum! Franchise China Trust III S.à r.l.	Luxembourg
Yum! Global Investments I B.V.	Netherlands
Yum! Global Investments II B.V.	Netherlands
Yum! Global Investments III LLC	Delaware
Yum! Restaurants (Chengdu) Co., Ltd.	China
Yum! Restaurants (China) Investment Company Limited	China
Yum! Restaurants (Fuzhou) Co., Ltd.	China
Yum! Restaurants (Guangdong) Co., Ltd.	China
Yum! Restaurants (Shenyang) Co., Ltd.	China
Yum! Restaurants (Shenzhen) Co. Ltd.	China
Yum! Restaurants (Wuhan) Co., Ltd.	China
Yum! Restaurants (Xian) Co., Ltd.	China
Yum Restaurants Consulting (Shanghai) Company Limited	China
Yum! Restaurants International S.a.r.l.	Luxembourg
Zhengzhou KFC Co., Ltd.	China

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